                                                                      EXHIBIT 11
                                                                      ----------

                      SUNBASE ASIA, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
            THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1996 AND 1997
       (Amounts in thousands, except number of shares and per share data)

                                               Six Months Ended June 30,              Three Months Ended June 30,
                                               -------------------------              ---------------------------
                                            1996         1997         1997          1996         1997        1997
                                            RMB          RMB          US$           RMB          RMB         US$
                                            ---          ---          ---           ---          ---         ---
PRIMARY

Net income, as reported                     32,882       34,696        4,185        16,817       17,778        2,145
                                        ==========   ==========   ==========    ==========   ==========   ==========

Weighted average number of shares
 of common stock outstanding:

Shares of common stock
 outstanding on January 1               11,700,063   12,700,109   12,700,109    11,700,063   12,700,109   12,700,109

Shares issued as a result of rounding
 from reverse stock split                       41           31           31            41           31           31

1,000,000 shares of common stock
 issued on June 10, 1996                   109,890            -            -       219,780            -            -
                                        ----------   ----------   ----------    ----------   ----------   ----------

Weighted average number of shares
 of common stock outstanding            11,809,994   12,700,140   12,700,140    11,919,884   12,700,140   12,700,140

Shares of common stock
 issuable assuming conversion of
 the Convertible Preferred Stock

 - Series A                              3,600,000    3,600,000    3,600,000     3,600,000    3,600,000    3,600,000
 - Series B                                680,000      680,000      680,000       680,000      680,000      680,000

Shares of common stock issuable
 assuming exercise of stock options,
 reduced by the number of shares
 which could have been purchased
 with the proceeds from exercise of
 such stock options                              -            -            -             -            -            -
                                        ----------   ----------   ----------    ----------   ----------   ----------

Total weighted average number of
 shares of common stock and
 common stock equivalents
 outstanding                            16,089,994   16,980,140   16,980,140    16,199,884   16,980,140   16,980,140
                                        ==========   ==========   ==========    ==========   ==========   ==========
Earnings per common share
 - Primary                                    2.04         2.04         0.25          1.04         1.05         0.13
                                        ==========   ==========   ==========    ==========   ==========   ==========

                      SUNBASE ASIA, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
            THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1996 AND 1997
       (Amounts in thousands, except number of shares and per share data)

                                              Six Months Ended June 30,                 Three Months Ended June 30,
                                              -------------------------                 ---------------------------
                                           1996          1997        1997            1996          1997         1997
                                           RMB           RMB         US$             RMB           RMB          US$
                                           ---           ---         ---             ---           ---          ---
FULLY DILUTED

Net income, as reported                    32,882       34,696        4,185          16,817       17,778        2,145
Add after tax interest expense
 applicable to Convertible
 Debentures                                     -        5,724          690               -        2,885          348
                                       ----------   ----------   ----------      ----------   ----------   ----------

Net income, as adjusted                    32,882       40,420        4,875          16,817       20,663        2,493
                                       ==========   ==========   ==========      ==========   ==========   ==========

Weighted average number of shares
 of common stock outstanding:

Shares of common stock
 outstanding on January 1              11,700,063   12,700,109   12,700,109      11,700,063   12,700,109   12,700,109

Shares issued as a result of rounding
 from reverse stock split                      41           31           31              41           31           31

1,000,000 shares of common stock
 issued on June 10, 1996                  109,890            -            -         219,780            -            -
                                       ----------   ----------   ----------      ----------   ----------   ----------

Weighted average number of shares
 of common stock outstanding           11,809,994   12,700,140   12,700,140      11,919,884   12,700,140   12,700,140

Shares of common stock
 issuable assuming conversion of
 the Convertible Preferred Stock

 - Series A                             3,600,000    3,600,000    3,600,000       3,600,000    3,600,000    3,600,000
 - Series B                               680,000      680,000      680,000         680,000      680,000      680,000

Shares of common stock issuable
 assuming conversion of the
 Convertible Debentures on
 August 23, 1996                                -    2,300,000    2,300,000               -    2,300,000    2,300,000

Shares of common stock issuable
 assuming exercise of stock options,
 reduced by the number of shares
 which could have been purchased
 with the proceeds from exercise of
 such stock options                             -            -            -               -            -            -
                                       ----------   ----------   ----------      ----------   ----------   ----------

Total weighted average number of
 shares of common stock and
 common stock equivalents
 outstanding                           16,089,994   19,280,140   19,280,140      16,199,884   19,280,140   19,280,140
                                       ==========   ==========   ==========      ==========   ==========   ==========

Earnings per common share
 - Fully Diluted                             2.04         2.10         0.25            1.04         1.07         0.13
                                       ==========   ==========   ==========      ==========   ==========   ==========

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